UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 2, 2013

    CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of Principal Executive Offices)      (Zip Code)

Registrant’s telephone number, including area code    (585) 678-7100

                                               Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

At a meeting held on April 2, 2013, the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Constellation Brands, Inc. (the “Company”) took the following actions with regard to certain compensatory arrangements for certain of the Company’s senior management personnel, including its Executive Officers.

Fiscal 2013 Incentive Awards

The Committee determined the amount to be paid in annual incentive awards under the Company’s Annual Management Incentive Plan (the “AMIP”) in accordance with its 2013 Fiscal Year Award Program for Executive Officers (the “2013 Program”). The following table sets forth the cash payments to those Executive Officers identified below with respect to their annual incentive awards under the 2013 Program:

Name and Position	Award

Richard Sands, Chairman of the Board	$1,604,091

Robert Sands, President and Chief Executive Officer	$1,636,060

Robert Ryder, Executive Vice President and Chief Financial Officer	$468,050

W. Keith Wilson, Executive Vice President, Chief Human Resources and Administrative Officer	$427,194

John A. (Jay) Wright, Executive Vice President and Chief Operating Officer	$465,254

Certification of Performance Results regarding Fiscal 2011 Performance Share Unit Awards

The Committee certified the achievement of Fiscal 2013 Adjusted Earnings Per Share (as that term is defined in the award agreement) performance sufficient for recipients of Fiscal 2011 Performance Share Unit awards (which were granted on April 5, 2010) to earn two times the target award level set forth in their respective Performance Share Unit Agreement. Each recipient’s award will vest if the recipient remains in continuous employment with the Company or any of its subsidiaries until May 1,

2013 (1). On that date each Executive Officer would earn the respective amount of shares of the Company’s Class A Common Stock as constitutes two times the individual’s target award level pursuant to his respective Performance Share Unit Agreement (less the amounts of an interim vesting on May 1, 2011 equal to 50% of the target award level). The following table sets forth the amounts of shares of the Company’s Class A Common Stock to be earned on May 1, 2013 by those Executive Officers identified below:

Name	Shares Expected to be Earned

Robert Sands	101,745

Robert Ryder	29,940

W. Keith Wilson	27,330

John A. (Jay) Wright	27,000

(1) The Fiscal 2011 Performance Share Unit awards can vest at an earlier date upon death or Disability (as that term is defined in the award agreement) of the recipient or upon a Change in Control event (as that term is defined in the award agreement); provided, that, in each such case, the Fiscal 2011 Performance Share Unit awards would vest at each recipient’s respective target level (less the amount of an interim vesting on May 1, 2011 equal to 50% of the target award level).

Approval of Fiscal 2013 Supplemental Executive Retirement Plan Contribution

The Committee approved contributions for the fiscal year ended February 28, 2013, to the Constellation Brands, Inc. 2005 Supplemental Executive Retirement Plan (“SERP”) in the amounts and for the accounts of those Executive Officers identified below:

Name	Fiscal 2013 SERP Contribution

Richard Sands	$28,612

Robert Sands	$29,332

Robert Ryder	$10,564

W. Keith Wilson	$8,987

John A. (Jay) Wright	$10,456

Criteria for 2014 Fiscal Year Incentive Award

The Committee adopted the 2014 Fiscal Year Award Program for Executive Officers (the “2014 Program”), thereby establishing the performance criteria and bonus opportunity under the Company’s AMIP for Fiscal 2014. Pursuant to the 2014 Program, potential incentive awards for Fiscal 2014, if any, will equal 0.5% of the Company’s “Earnings Before Interest and Taxes” for each of Richard Sands and Robert Sands and 0.25% of “Earnings Before Interest and Taxes” for each other executive officer, all as calculated under the AMIP and the 2014 Program and measured for the period from March 1, 2013 through February 28, 2014. The Committee reserves the right to exercise its negative discretion at the end of Fiscal 2014 to reduce the amounts calculated in the preceding sentence to a bonus payment for each of the Company’s Executive Officers that the Committee believes to be appropriate based on such quantitative and qualitative factors as it deems appropriate, including but not limited to the Company’s performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2013	CONSTELLATION BRANDS, INC.

	By:	/s/ Robert Ryder
Robert Ryder
Executive Vice President and Chief Financial Officer